Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Reports of FirstEnergy Corp., Ohio Edison Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company, Pennsylvania Power Company, Metropolitan Edison Company, and Pennsylvania Electric Company ("Companies") on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Reports"), each undersigned officer of each of the Companies does hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	Each of the Reports fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in each of the Reports fairly presents, in all material respects, the financial condition and results of operations of the Company to which it relates.

/s/ Anthony J. Alexander
Anthony J. Alexander
Chief Executive Officer March 9, 2005

/s/ Richard H. Marsh
Richard H. Marsh
Chief Financial Officer March 9, 2005